NEWS RELEASE

OTCBB: TXLA

TEXOLA ENERGY REPORTS ON ITS

MAVERICK SPRINGS PROJECT, NEVADA, USA

VANCOUVER, B.C., January 19, 2007 -- Texola Energy Corp. (‘Texola’ or the ‘Company’) (OTCBB: TXLA) is currently working with Cedar Strat in reviewing the two large anticline trend areas identified from data generated to date. The primary focus is to assess its existing and additional acreage needs going forward with a continued focus on any acreage within the trend areas.  In focusing its exploration efforts, the Company will be cautiously trimming back on the leases that lie outside the anticline trends. However, management is cautious in its lease assessments in that should we make a discovery, even those leases could become very valuable.

In moving the project forward management is considering additional transect mapping and/or seismic in order that it can greatly tighten up the prospective prospect areas.

About Texola Energy Corp.

Texola is an emerging, growth oil and gas exploration company focused on providing exceptional shareholder value and appreciation by finding, exploring and developing large scale, early stage oil and gas projects in North America.

To achieve this goal, the Company has recently undertaken various exploration initiatives, one of which is an early stage exploration prospect in Nevada, USA, and the second is located in Northern Alberta, Canada. Both of these projects offer the Company the potential to exploit and develop large, world-class reservoirs.

For further information contact:

Gordon Nesbitt, Investor Relations

North America Toll Free: 1-866-329-5488 / Email: info@texolaenergy.com

Notice Regarding Forward Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and Texola assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Texola believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Texola’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.